 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 25, 2020
Date of Report (Date of earliest event reported)

ASTA FUNDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35637	22-3388607
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Sylvan Avenue
Englewood Cliffs, NJ 07632

(Address of principal executive offices, zip code)

(201) 567-5648
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	ASFI	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Amendment to Agreement and Plan of Merger

On June 25, 2020, Asta Funding, Inc., a Delaware corporation (“Asta”), entered into Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”). The Amendment amends that certain Agreement and Plan of Merger (the “Merger Agreement”), dated April 8, 2020, by and among Asta, Asta Finance Acquisition Inc., a Delaware corporation (“Parent”), and Asta Finance Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub” and together with Parent, the “Parent Parties”). Under the Merger Agreement, Merger Sub shall merge with and into Asta, with Asta surviving the Merger as a wholly-owned subsidiary of Parent (the “Merger”).

Under the terms of the Amendment, if the Merger is completed, holders of shares of the common stock of Asta (the “Common Stock”) that are outstanding immediately prior to the time of the consummation of the Merger (the “Effective Time”) shall be entitled to receive $13.10 in cash for each share of the Common Stock held by such stockholders (the “Merger Consideration”), and all such shares shall be automatically canceled and retired and shall cease to exist. The Merger Agreement had originally provided that each such holder of shares of Common Stock would be entitled to receive $11.47 in cash for each share of the Common Stock. The Amendment also required Asta to enter into the Voting Agreement (as defined below) as a condition and inducement to the willingness of the Parent Parties to enter into the Amendment.

The foregoing summary of the Amendment is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 attached hereto and which is incorporated herein by reference.

Voting Agreement

On June 25, 2020, in connection with the execution of the Amendment, RBF Capital, LLC (“RBF”), who beneficially owns, in the aggregate, as of June 25, 2020, approximately 8.9% of the issued and outstanding shares of Common Stock, entered into a Settlement and Voting Agreement (the “Voting Agreement”) with Asta, pursuant to which RBF has, among other things, agreed to vote the shares of Common Stock beneficially owned by it, or that may become beneficially owned by it during the term of the Voting Agreement, in favor of adopting of the Merger Agreement, as amended by the Amendment, and any other matters necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, as amended by the Amendment. Under the Voting Agreement, RBF has agreed to restrictions on its ability to transfer the shares of Common Stock owned by it, subject to certain exceptions. The obligations and rights under the Voting Agreement terminate upon the earliest of (i) the Effective Time (as defined in the Merger Agreement), (ii) the termination of the Merger Agreement, or any further material (as determined in RBF’s reasonable discretion) amendment or modification of terms of such agreements (or for the avoidance of doubt the Merger), and (iii) October 31, 2020.

The foregoing summary of the Voting Agreement is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 10.1 attached hereto and which is incorporated herein by reference.

Additional Information about the Merger and Where to Find It

In connection with the proposed Merger, Asta has filed with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A as well as a Schedule 13E-3 Transaction Statement (the “Schedule 13E-3”), each of which will be amended to reflect the updated terms contemplated by the Amendment. The proxy statement and the Schedule 13E-3 will contain important information about Asta, the Merger and related matters. Asta will mail or otherwise deliver the proxy statement to its stockholders when it becomes available. Investors and stockholders of Asta are urged to read carefully the proxy statement relating to the Merger (including any amendments or supplements thereto) and the Schedule 13E-3 in their entirety when they are available, because they will contain important information about the proposed Merger.

Investors and stockholders of Asta will be able to obtain free copies of the proxy statement and the Schedule 13E-3 for the proposed Merger (when it is available) and other documents filed with the SEC by Asta through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders of Asta will be able to obtain free copies of the proxy statement and the Schedule 13E-3 for the proposed Merger (when they are available) by contacting Asta, Attn: Seth Berman, sberman@astafunding.com.

Participants in the Merger

Asta and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from stockholders of Asta with respect to the proposed Merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the Asta’s proxy statement relating to the proposed Merger when it is filed with the SEC. Information regarding Asta’s directors and executive officers is contained in Asta’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019, which was filed with the SEC on December 20, 2019 and amended on January 27, 2020, and will also be available in the proxy statement that will be filed by Asta with the SEC in connection with the Merger.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, Asta’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are sometimes identified by their use of the terms and phrases such as “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning, “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or the negative of such terms and other comparable terminology. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time, are difficult to predict and are generally beyond the control of Asta. Actual results may differ materially from current projections.

Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including but not limited to, the ability of the parties to consummate the proposed Merger; satisfaction of closing conditions to the consummation of the proposed Merger; the impact of the announcement or the closing of the Merger on the Asta’s relationships with its employees, existing customers or potential future customers; litigation and stockholder claims related to and in connection with the Merger; and the ability to realize anticipated benefits of the proposed Merger. Further information on the factors and risks that could affect Asta’s respective businesses, financial conditions and results of operations are contained in Asta’s filings with the SEC, which are available at www.sec.gov. Forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof. Asta assumes no obligation to update any forward-looking statement contained in this Current Report on Form 8-K.

Item 8.01.	Other Events.

 On June 25, 2020, Asta issued a press release announcing the execution of the Amendment and the Voting Agreement. The press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of June 25, 2020, by and among Asta Finance Acquisition, Inc., Asta Finance Acquisition Sub Inc. and Asta Funding, Inc.
10.1	Settlement and Voting Agreement, dated as of June 25, 2020, by and between Asta Funding, Inc. and RBF Capital, LLC.
99.1	Press Release issued by Asta Funding, Inc. dated June 25, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ASTA FUNDING, INC.

Date: June 25, 2020	By:	/s/ Steven Leidenfrost
Steven Leidenfrost
Chief Financial Officer

4